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                  INCORPORATED UNDER THE LAWS OF
                          State of Colorado

NUMBER                                                     SHARES



                      Delta Oil & Gas, Inc.

                 100,000,000 common authorized
                   par value $0.001 per share


    This Certifies that---------------------------------- is the
    Registered holder of-----------------------------------Shares
    Transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

    IN WITNESS WHEREOF, the said Corporation has caused this Cerfificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ----- day of -----------------------, A.D. ----------.



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Secretary                                President